Bioventus Files for Extension to File Form 10-Q for the Period Ended October 1, 2022

DURHAM, NC – November 16, 2022 – Bioventus Inc. (Nasdaq: BVS) (“Bioventus” or the “Company”), a global leader in innovations for active healing, announced today the Company has filed a Form 12b-25, Notification of Late Filing for its Quarterly Report on Form 10-Q for the period ended October 1, 2022.
As a result of the recent decline in the Company’s market capitalization subsequent to its previously announced financial results for the third quarter of 2022 ("Q3 Earnings Release"), Bioventus requires additional time to complete a review in accordance with generally accepted accounting principles to assess whether a non-cash impairment charge is required for the third quarter of 2022. The preliminary review indicates an impairment charge in the range of $185 million to $205 million.
In addition, Bioventus is seeking resolution related to the validity of a revised invoice received subsequent to the Company's Q3 Earnings Release. The invoice is for rebate claims from a large private payer in relation to our Pain Treatments vertical, which likely will adversely affect the Company’s previously announced third quarter 2022 financial results. The recognition of additional rebates may impact Bioventus’ recently announced revenue guidance. However, at this time, the Company expects no change in its adjusted EBITDA guidance for the full year 2022 due to the reversal of other accruals for general and administrative expenses in the third quarter and the elimination of planned expense in the fourth quarter.
As a result of the foregoing, the Company’s management has concluded that its internal controls related to the timely recognition of quarterly rebates were inadequate specifically for the period ended October 1, 2022. In light of the above and before consideration of any mitigation steps, the Company’s management is also evaluating whether the Company will be able to meet all of its financial obligations as they come due within one year after the date its financial statements for the period ended October 1, 2022 are issued. The Company's management is committed to evaluating all options and taking the necessary steps to strengthen its financial profile.
As permitted by the Form 12b-25 filing, the Company expects to file its Form 10-Q for the period ended October 1, 2022 by November 21, 2022.

About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatments, Restorative Therapies and Surgical Solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning the timing of the Company’s filing of its Quarterly Report on Form 10-Q for the period ended October 1, 2022, the potential goodwill impairment, the potential increased accrual relating to rebate claims, the potential restatement of the Company’s financial results announced in its Q3 Earnings Release and anticipated impacts of the foregoing on the Company’s financial guidance for the year ending December 31, 2022 and the ability of the Company to fund its operations for at least the next twelve months as a going concern. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause our actual results to differ materially from those contemplated in this press release include, but are not limited to: our ability to file the Form 10-Q within the extension period permitted by Form 12b-25; the risk that we identify additional changes to our consolidated financial statements; the risk that we discover new material weaknesses in our disclosure controls and procedures or internal controls over financial reporting; we may not be able to continue fund our operations for at least the next twelve months as a going concern; we may not be able to fund the remainder of the deferred consideration for the CartiHeal acquisition as it becomes due; pricing pressure and other competitive factors; fluctuations in demand and rebates for our products; risks related to our debt and future capital needs; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (SEC), including Bioventus’ Annual Report on Form 10-K for the year ended December 31, 2021 as updated by Bioventus’ Quarterly Report on Form 10-Q for the quarter ended October 1, 2022, and as may be further updated from time to time in Bioventus’ other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

Investor and Media Inquiries:
Dave Crawford
919-474-6787
dave.crawford@bioventus.com